                                 EXHIBIT 10.80

Form of Offshore Securities Subscription Agreement dated October 22, 1996 by and among MPI, Purchaser and Loselle Greenawalt Kaplan Blair & Adler.

                  OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT

THE CONVERTIBLE DEBENTURES ISSUED AND SOLD PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE SHARES OF COMMON STOCK UNDERLYING SUCH INSTRUMENTS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER THE LAWS OF ANY OTHER JURISDICTION, IN RELIANCE UPON REGULATION S UNDER THE ACT. UNTIL THE FORTY-FIFTH (45/TH/) DAY AFTER THE SALE OF THE CONVERTIBLE DEBENTURES, THE WARRANT AND THE SHARES OF COMMON STOCK UNDERLYING EACH PURSUANT TO REGULATION S IS COMPLETED, NO CONVERTIBLE DEBENTURE, WARRANT OR SHARES UNDERLYING SUCH SECURITIES MAY BE OFFERED, SOLD OR TRANSFERRED (INCLUDING ANY INTERESTS THEREIN) IN THE UNITED STATES OR TO A "U.S. PERSON" (AS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) OR FOR THE ACCOUNT OR BENEFIT OF ANY U.S. PERSON, EXCEPT AS PROVIDED IN SAID REGULATION S. ANY RESALE THEREAFTER MUST BE PURSUANT TO REGISTRATION UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT. NEITHER MICROELECTRONIC PACKAGING, INC. ("MPI") NOR ITS TRANSFER AGENT SHALL BE OBLIGATED TO REMOVE ANY LEGEND ON CERTIFICATES REPRESENTING SUCH SECURITIES UNLESS IT SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO THE HOLDER OF THE CONVERTIBLE DEBENTURE, THE WARRANT OR THE SHARES OF COMMON STOCK UNDERLYING SUCH SECURITIES REASONABLY SATISFACTORY TO MPI AND ITS TRANSFER AGENT STATING THAT SUCH REMOVAL COMPLIES WITH THE REQUIREMENTS OF REGULATION S.

     THIS AGREEMENT is made as of the __ day of October, 1996, by and among Microelectronic Packaging, Inc., a California corporation (the "Company"), _________________________________ (the "Purchaser"), a corporation organized under the laws of ____________________ and Loselle Greenawalt Kaplan Blair & Adler ("Escrow Agent"). Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings given to them in Regulation S ("Regulation S") promulgated under the Act.


                                  WITNESSETH:

     WHEREAS, in reliance upon the respective representations and warranties of the Company and Purchaser, and the terms and conditions hereinafter set forth, the Purchaser desires to acquire, and the Company desires to issue, $___________ principal amount of the Company's 8% Convertible Debentures due October ____, 1997 convertible into shares of common stock of the Company, no par value ("Common Stock"), at a conversion price and on such terms as set forth in Exhibit "A" (the "Debentures") at a purchase price of U.S.___________ (U.S. $_______) (the "Purchase Price"); and

     WHEREAS Dusseldorf Securities Limited ("Dusseldorf"), one of the investors will be issued, in exchange for certain placement services provided by Purchaser to the Company, a warrant (the "Warrant") to purchase 75,421 shares of the Company's Common Stock exercisable from forty-five (45) days after the date hereof to one (1) year after the date hereof at an exercise price and on such terms as set forth in Exhibit "B". The shares of Company Common Stock issuable upon conversion of the Debentures or upon exercise of the Warrant are referred to herein as the "Shares."

     NOW, THEREFORE, in consideration of the premises and the respective covenants hereinafter set forth, the Company, Purchaser and Escrow Agent hereby agree as follows:

     1.  SALE AND PURCHASE OF SECURITIES.

     1.1 The Company agrees to sell to Purchaser and Purchaser hereby agrees to purchase from the Company the Debentures set forth above. Such sale and purchase shall take place upon payment of the Purchase Price for the Debentures by electronic transfer of immediately available funds to the Escrow Agent as follows:

     Name of Account:    Loselle Greenawalt Kaplan Blair & Adler, IOLA Account,

     Bank:  Chase Manhattan Bank

     ABA No. 021-000021

     Account No. 128074204665.


     The Company hereby acknowledges that it has been advised by the Escrow Agent that the Escrow Agent is representing Dusseldorf in the transaction contemplated by this Agreement but is acting herein solely as an Escrow Agent.

     1.2 At the closing (the "Closing"), the Company shall deliver the Debentures and the Warrant to the Escrow Agent. Upon delivery of the Debentures and Warrant, immediately available funds representing the Purchase Price shall be wire transferred by the Escrow Agent to a bank account or bank accounts specified by the Company. The Escrow Agent shall then deliver the Debentures to the Purchaser in accordance with the Purchaser's instructions and the Warrant to Dusseldorf in accordance with Dusseldorf's instructions.

     2.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

     To the Company's knowledge, which for purposes of this Section 2. shall include all of its subsidiaries on a consolidated basis, except as set forth in the attached Schedule of Exceptions, the Company hereby represents, warrants and covenants to Purchaser that as of the date hereof and at the Closing:

     2.1 The Company has been duly organized, is validly existing and is in good standing under the laws of the State of California.

     2.2 The Company has full corporate right, power and authority to enter into this Agreement, perform its obligations hereunder and to sell the Debentures to the Purchaser.

     2.3 Except as otherwise set forth herein or as otherwise disclosed in writing and in the Company's public filings under the Act and the Securities Exchange Act of 1934, as amended (the

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

"Exchange Act") (collectively the "Disclosure Documents"), the Company knows of no fact or circumstance with respect to the Company, its officers or directors that is reasonably likely to have a material adverse effect on its operations, properties, assets, or condition, financial or otherwise.

     2.4 The Company's common stock is registered pursuant to Section 12(b) of the Exchange Act.

     2.5 The Company is, to the best of its knowledge and belief, in compliance in all material respects with all applicable laws and regulations of federal, state and local government agencies having jurisdiction over it other than non-compliance that would not have a material adverse effect on the Company.

     2.6 If the Debentures are converted into Shares, the Shares, when issued, will be duly authorized, validly issued, fully paid and non-assessable. Upon delivery to Purchaser of the Shares pursuant to the provisions of this Agreement, Purchaser will acquire valid title in said Shares, free and clear of all liens, encumbrances, restrictions, claims and commitments of every kind, except for restrictions arising under federal, state, local and foreign securities laws or as set forth in this Agreement and the Debenture.

     2.7 Neither the execution or delivery of this Agreement nor the performance by the Company of the transactions contemplated herein violates any provision of law applicable to the Company or conflicts with or will result in a breach or termination of any provision of, or constitutes a default, or will result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Company under the Company's Articles of Incorporation (subject to the total authorized number of shares of Common Stock therein and any increase in such authorized number as may be necessary to provide for the conversion of the Debentures) or By-Laws, mortgage, deed of trust, indenture or other material agreement or instrument, or any order, judgment, decree, statute, regulation or any other restriction of any governmental authority to which the Company is a party or by which any of the assets of the Company may be bound with or without the giving of notice, the passage of time or both, except with respect to applicable laws affecting creditors' rights.

     2.8  (i)   The Company is a Reporting Issuer.  The Company is in full compliance, to the extent applicable, with all reporting obligations under
Section 13(a) or 15(d) of the Exchange Act.

          (ii) The Company has not offered the Debentures or the Shares to any person in the United States or to any identifiable groups of U.S. citizens abroad or to any U.S. Person.

          (iii) In regard to this transaction, the Company has not, nor to its knowledge has any affiliate or person acting on behalf of itself or the Company, conducted any Directed Selling Efforts in the United States nor has the Company conducted any

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

general solicitation relating to the offer and sale of the Debentures or the Shares to persons resident within the United States or elsewhere.

          (iv) The Company will not offer to sell any other securities of the Company in connection with this offering other than debentures, shares and the warrant that are being sold substantially concurrently herewith.

          (v) The sale of the Debentures and the Shares are not part of a plan or scheme to evade the registration requirements of the Act. The Company believes that the Purchase Price is reasonable after consideration of the applicable restricted period under Regulation S, the historical volatility of the market price of the Common Stock of the Company, the current financial condition of the Company, the dilution represented by the sale of the Debentures, the Warrant, the Shares and any other sales of debentures, warrant or shares of the Common Stock of the Company occurring concurrently herewith, current stock market conditions and other relevant information concerning the Company.

     3.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER.

     The Purchaser hereby represents, warrants and covenants to the Company that as of the date hereof and at the Closing:

     3.1 It understands and acknowledges that the Debentures and the Shares acquired pursuant to this Agreement have not been and will not be registered under the Act, and are being sold in reliance upon an exemption from registration afforded by Regulation S promulgated under the Act; and that the Debentures and the Shares have not been registered with, passed on, reviewed or recommended by any state or foreign securities commission or authority. The
Purchaser: (i) will not, during the applicable restricted period under Regulation S (the "Restricted Period"), offer, sell, pledge or otherwise transfer the Debentures or the Shares (or create or maintain any derivative position equivalent thereto) in the United States, or to a U.S. Person or for the account or benefit of a U.S. Person; (ii) will, during the Restricted Period, offer, sell, pledge or otherwise transfer the Debentures or the Shares only in accordance with Rules 903 or 904 of Regulation S under the Act, pursuant to registration under the Act or pursuant to another available exemption from the registration requirements of the Act (and based upon an opinion of counsel to such Purchaser which is reasonably satisfactory to the Company), and in accordance with all applicable federal, state and foreign securities laws; and
(iii) will, after the expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Debentures and the Shares (or create or maintain any derivative position equivalent thereto) only pursuant to registration under the Act or an available exemption therefrom (and based upon an opinion of counsel to such Purchaser which is reasonably satisfactory to the Company) and, in any case, in accordance with all applicable federal, state and foreign securities laws. The Company will not honor or register and will not be obligated to honor or register any transfer in violation of

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

these provisions.

     3.2  (i)   It is not a U.S. Person and is not acquiring the Debentures or the Shares for the account or benefit of any U.S. Person; (ii) if a corporation, it is not organized or incorporated under the laws of the United States; (iii) if a corporation, no director or executive officer is a national or citizen of the United States; and (iv) it is not otherwise deemed to be a U.S. Person.

     3.3 It was not formed specifically for the purpose of acquiring the Debentures or the Shares purchased pursuant to this Agreement. At the time the offer and buy orders for the Debentures were originated, including, without limitation, at the time Purchaser executed and delivered this Agreement and otherwise subscribed for or agreed to purchase the Debentures, Purchaser was located outside the United States. The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme on the part of Purchaser, any of its affiliates or any person acting on its or their behalf, to evade the registration requirements of the Act.

     3.4 It acknowledges that it has, either alone and/or through its agents, been afforded access to all material information concerning the Company and has received responses to all questions specifically posed to the Company relevant to Purchaser's decision to acquire the Debentures and the Shares. Without limiting the foregoing, it has alone and/or through its agents, had adequate opportunity to ask questions of and receive answers from, responsible officers and/or directors of the Company and to conduct any other investigation it deems necessary and appropriate concerning the acquisition of the Debentures and the Shares. Except as set forth herein, the Company has made no representations or warranties to Purchaser which have induced, persuaded or stimulated it to subscribe for and acquire the Debentures and Shares hereunder.

     3.5 It has received, or the Company has made available, copies of the following documents (the "Disclosure Documents"): The Company's Form 10-K for the year ended December 31, 1995 as filed with the Securities and Exchange Commission, the Proxy Statement for Annual Meeting of Shareholders dated May 29, 1996 and its quarterly report on Form 10-Q for the quarter ended June 30, 1996 and the Company has made available to the Purchaser all other public documents filed with the Commission.

     3.6 It acknowledges that the Company is relying upon the truth and accuracy of the representations, warranties and covenants of Purchaser made herein in selling the Debentures and the Shares hereunder without registration and in reliance upon Regulation S promulgated under the Act. It is familiar with Regulation S and has consulted with legal counsel familiar with Regulation S in connection with this transaction.

     3.7 Purchaser has been duly organized, is validly existing and is in good standing under the laws of the jurisdiction set forth above, was not formed for the express purpose of acquiring the Debentures or the Shares, and if a corporation, all corporate action on its part, necessary for the authorization, execution, delivery and performance of Purchaser's obligations under this Agreement has been or shall be taken prior to the closing of this transaction, and this Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of the Purchaser enforceable against Purchaser in accordance with its terms.

     3.8 It is purchasing the Debentures and the Shares for its own account, not with a view to any distribution thereof and not for the account or benefit of a U.S. Person, and no other person has any interest in or participation in the Debentures and the Shares or any right, option, security interest, pledge or other interest in or to the Debentures or the Shares. It understands, acknowledges and agrees it must bear the economic risk of its investment in the Debentures and the Shares for an indefinite period of time and that prior to any offer or sale of such securities, the Company may require, as a condition to effecting a transfer of the Debentures or the Shares, an opinion of counsel to Purchaser, acceptable to the Company, as to the registration or exemption therefrom under the Act. It also understands that the Company is under no obligation to register the Debentures or Shares on behalf of Purchaser or to assist it in complying with any exemption from registration except as provided herein.

     3.9 Neither the Purchaser nor any affiliate of the Purchaser or any person acting on its or their behalf, has made or is aware of any or will make any Directed Selling Efforts in the United States or any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities being purchased hereby. Purchaser and its affiliates and agents have complied and will comply with the Offering Restrictions requirements of Regulation S in making offers and sales of the Debentures or Shares.

     3.10 Except as set forth in the Agreement or otherwise in writing, no representations or warranties have been made to the Purchaser by the Company, the officers or directors of the Company, or any agent, employee or affiliate of any of them, and in entering into this transaction the Purchaser is not relying upon any other information other than the results of its own independent investigation. The Purchaser, in making its decision to purchase the Debentures and the Shares has relied upon independent investigations made by it and has not relied on any information or representations made by third parties and the Purchaser believes that the Purchase Price is reasonably related to the Restricted Period, the historical volatility of the market price of the Common Stock of the Company, the current financial condition of the Company, the dilution represented by the sale of the Debentures, the Warrant, the Shares and any other sales of debentures, warrants or shares of the Common Stock of the Company occurring concurrently

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

herewith, current stock market conditions and other relevant information concerning the Company. The Purchaser acknowledges that it is a sophisticated investor, that it has invested in other Regulation S transactions by other issuers, and that an investment in the Debentures and the Shares involves a high degree of risk.

     3.11 If the Purchaser is a corporation or trust or other entity, the officer or trustee or other person executing this Agreement represents and warrants that he or she is duly authorized to so sign this Agreement and to consummate the transactions contemplated hereby and that Purchaser is authorized by its governing documents to make this investment. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Debentures and the Shares, and it is able to bear the economic risk of losing up to the entire amount of its investment therein.

     3.12 It consents to the Company placing an appropriate stop transfer order against the certificate(s) representing the Debentures or the Shares underlying the Debentures and acknowledges that such certificate(s) will bear legends in substantially the following form:

          THIS CONVERTIBLE DEBENTURE AND THE UNDERLYING SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER THE LAWS OF ANY OTHER JURISDICTION, IN RELIANCE UPON REGULATION S UNDER THE ACT. UNTIL THE FORTY-FIFTH (45TH) DAY AFTER THE SALE OF THIS CONVERTIBLE DEBENTURE PURSUANT TO REGULATION S IS COMPLETED, NO CONVERTIBLE DEBENTURE OR UNDERLYING SHARES MAY BE OFFERED, SOLD OR TRANSFERRED (INCLUDING ANY INTERESTS THEREIN) IN THE UNITED STATES OR TO A "U.S. PERSON" (AS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) OR FOR THE ACCOUNT OR BENEFIT OF ANY U.S. PERSON, EXCEPT AS PROVIDED IN SAID REGULATION
          S. ANY RESALE THEREAFTER MUST BE PURSUANT TO REGISTRATION UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT. NEITHER MICROELECTRONIC PACKAGING, INC. ("MPI") NOR ITS TRANSFER AGENT SHALL BE OBLIGATED TO REMOVE THIS LEGEND UNLESS IT SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO THE HOLDER HEREBY REASONABLY SATISFACTORY TO MPI AND ITS TRANSFER AGENT STATING THAT SUCH REMOVAL COMPLIES WITH THE REQUIREMENTS OF REGULATION S.

     3.13 Neither the Purchaser nor any of its affiliates directly or indirectly have within the past ninety (90) days nor will such persons for a period of 45 days from the Closing directly or indirectly enter into any short selling of any equity security of the Company (including, without limitation, the Common Stock) or any hedging transaction with respect to any equity security of the Company, including without limitation, puts, calls, or other option transactions, option writing and equity swaps.

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

     4.  APPOINTMENT OF ESCROW AGENT.

     4.1 The Company and Purchaser hereby appoint the Escrow Agent and the Escrow Agent hereby accepts its appointment as Escrow Agent pursuant to the terms and conditions hereinafter set forth.

     4.2 The Company shall issue the Debentures and the Warrant with the appropriate Regulation S legend thereon, in the name of the Purchaser, and deliver the Debentures and the Warrant to the Escrow Agent. Escrow Agent shall hold the Debentures and the Warrant until it receives, by wire transfer as hereinbefore set forth, the Purchase Price. Upon receipt of the Purchase Price, Escrow Agent shall disburse the Purchase Price in accordance with instructions it receives from the Company. Escrow Agent shall simultaneously therewith, deliver the Debentures to the Purchaser pursuant to the Purchaser's instructions and the Warrant to Dusseldorf.

     4.3 It is understood and agreed by the parties to this Agreement as follows:

          (a) The Escrow Agent is not and shall not be deemed to be a trustee for any party for any purpose and is merely acting as a depository and in a ministerial capacity hereunder with the limited duties herein prescribed.

          (b) The Escrow Agent does not have and shall not be deemed to have any responsibility in respect of any instruction, certificate or notice delivered to it other than faithfully to carry out the obligations undertaken in this Agreement and to follow the directions in such instruction or notice provided in accordance with the terms hereof.

          (c) The Escrow Agent is not and shall not be deemed to be liable for any action taken or omitted by it in good faith and may rely upon, and act in accordance with, the advice of its counsel without liability on its part for any action taken or omitted in accordance with such advice. In any event, its liability hereunder shall be limited to liability for gross negligence, willful misconduct or bad faith on its part.

          (d) The Escrow Agent may conclusively rely upon and act in accordance with any certificate, instruction notice, letter, telegram, cablegram or other written instrument believed by it to be genuine and signed by the Company and Purchaser.

          (e) The Company and Purchaser agree to hold harmless, indemnify and defend the Escrow Agent for, from and against any loss, damage, liability, judgment, cost and expense whatsoever, including attorney's fees, suffered or incurred by it by reason of, or on account of, any misrepresentation made to it or as to its status or activities as Escrow Agent under this Agreement except for any loss, damage, liability, judgment, cost or expense resulting from gross negligence, willful misconduct or bad faith on the part of the Escrow Agent.

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

          (f) The Escrow Agent shall not be required to defend any legal proceeding which may be instituted against it in respect of the subject matter of this Agreement. If any such legal proceeding is instituted against it, the Escrow Agent agrees promptly to give notice of such proceeding to the Company and Purchaser. The Escrow Agent shall not be required to institute legal proceedings of any kind.

          (g) The Escrow Agent shall not, by act, delay, omission or otherwise, be deemed to have waived any right or remedy it may have either under this Agreement or generally, unless such waiver be in writing, and no waiver shall be valid unless it is in writing, signed by the Escrow Agent, and only to the extent expressly therein set forth. A waiver by the Escrow Agent under the terms of this Agreement shall not be construed as a bar to, or waiver of, the same or any other such right or remedy which it would otherwise have on any other occasion.

          (h) The Escrow Agent may refrain from taking any action other than keeping all property held by it in escrow if it is uncertain concerning its duties or rights under this Escrow Agreement or receives claims or demands from any person or entity or receives a final judgment by a court of competent jurisdiction if it deems that necessary or advisable.

     5.  MISCELLANEOUS.
         -------------

     5.1 This Agreement supersedes the letter of intent between the Company and Dusseldorf dated as of October 2, 1996. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     5.2 Any notice under the provisions of this Agreement shall be given in writing and delivered by hand, overnight courier or messenger service, against signed receipt or acknowledgment of receipt, or by registered or certified mail, return receipt requested, or telecopier or similar means of communication if receipt is confirmed or if transmission is confirmed by mail as provided in this paragraph 5.2, to the Purchaser at its address and/or its telecopier number set forth on the signature page hereof, or to the Company at its address and/or its telecopier number set forth on the signature page hereof, or to the Escrow Agent at its address and/or its telecopier number set forth on the signature page hereof. Any party may, by like notice, change the address to which notice should be given. This Agreement and the Debentures may be executed by the parties hereto by exchange of signatures by telecopier or similar means in the manner provided herein.

     5.3  This Agreement shall be governed by and construed in

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

accordance with the laws of the State of California.

     5.4 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.5 The warranties and representations of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the closing hereunder.

     5.6 The Company agrees to compensate Dusseldorf for placement services in connection with the transactions contemplated hereby by (i) issuing the Warrant to Dusseldorf; and (ii) paying a cash fee equal to 11.5% of the Purchase Price ($322,000), such cash fee to be paid out of the escrow at closing.

     5.7 The Company represents and warrants that it is not at present engaged in any new discussion or negotiation with respect to the sale or placement of any of the Company's equity securities pursuant to Regulation S or D and will not sell or place any of its equity securities pursuant to Regulation S or Regulation D at a discount to the market price of the Company's Common Stock as quoted by NASDAQ with any party other than Purchaser until Dusseldorf has converted all of its Debentures to Common Stock or March 31, 1997, whichever first occurs, unless agreed to otherwise by Dusseldorf.

     5.8 In the event that the Securities and Exchange Commission amends Regulation S under the Act to increase the 40-day restricted period under Regulation S (the "Amendment"), the Amendment is effective within 45 days of the date hereof, and the Amendment extends the holding period applicable to the Shares underlying the Debentures held by the Purchaser then, upon receipt of a written request by the Company from the Purchaser to effect registration of the Shares, the Company shall, subject to the limitations set forth below, within sixty (60) days, use reasonable efforts to file a registration statement covering all Shares that the Purchaser has requested to be registered. The Company shall not be obligated to effect, or take any action to effect, any such registration under this section 5.8 if (i) in the good faith judgment of the Board of Directors of the Company such registration would adversely affect the Company and the Board of Directors concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to the Purchaser a certificate signed by the President or the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would adversely affect the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which such filing would adversely affect the Company, provided that the Company may not defer the filing for a period of more than one hundred and eighty (180) days after the receipt of the request by the Purchaser. The registration statement filed pursuant to the request of the Purchaser may include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company. In addition, the Company shall not be obligated to effect, or to take any action to effect, any such registration during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred twenty (120) days after the effective date of, a registration statement otherwise filed by the Company covering shares newly issued by the Company or held by selling shareholders, or both; provided that the Company is actively employing in good faith all reasonable efforts to cause such prior registration statement to become effective.

     5.9 Except as herein provided, any provision of this Agreement may be amended or waived by a written instrument signed by the parties hereto.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of the date and year first written above.

Country in which this Agreement is executed by Purchaser:  ____________



                              By: _____________________________________
                                               (Purchaser)

                              Telecopier No.: _________________________


                              Microelectronic Packaging, Inc.



                              By: _____________________________________
                                                 (Company)

                              Telecopier No: (619) 530-1661


                              _________________________________________
                              Loselle Greenawalt Kaplan
                              Blair & Adler


                              By: _____________________________________
                                              (Escrow Agent)

                              Telecopier No: (212) 986-6852